Exhibit 99.1

MaxCyte Reports Third Quarter 2025 Financial Results and Reiterates Full Year 2025 Revenue Guidance

ROCKVILLE, MD, November 12, 2025 — MaxCyte, Inc., (NASDAQ: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its third quarter ended September 30, 2025 financial results and reiterated its 2025 guidance.

Third Quarter and Recent Highlights

•	Core business revenue of $6.4 million in the third quarter of 2025.
•	Strategic Platform License SPL Program-related revenue was $0.4 million for the third quarter of 2025.
•	Total revenue of $6.8 million in the third quarter of 2025.
•	MaxCyte added one new SPL client, Moonlight Bio, in October, in addition to Adicet Bio and Anocca AB in July. The total number of SPL agreements stands at 32.
•	Total cash, cash equivalents and investments were $158.0 million as of September 30, 2025.

“We remain on track to achieve our full year 2025 revenue guidance,” said Maher Masoud, President and CEO of MaxCyte. “In the third quarter, we announced an operational restructuring to significantly reduce costs and accelerate our path towards profitability, while strengthening our ability to grow over the long-term. Though the external cell and gene therapy operating environment has rationalized over the last few years, we firmly believe that our value proposition for customers remains strong, as evidenced by recently signing our fourth SPL this year, Moonlight Bio. We remain committed to continued investments in SeQure Dx, product enhancement initiatives, and expanding the breadth of our cell engineering offerings, but will do so with commercial discipline to produce long-term sustainable growth for MaxCyte.”

The following tables provide details regarding the sources of the Company’s revenue for the periods presented.

	Three Months Ended
	September 30
	(Unaudited)
	2025	2024	% Change
(in thousands, except percentages)
Instruments	$1,376	$1,764	(22)%
PAs and consumables	2,577	3,432	(25)%
Licenses	1,803	2,528	(29)%
Assay services	248	—	—
Other	402	416	(3)%
Total Core Revenue	$6,406	$8,140	(21)%
Program-Related	423	24	1,663%
Total Revenue	$6,829	$8,164	(16)%

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	Three Months Ended
	September 30,
	2025	2024
Installed base of instruments (sold or leased)	830	739
Core Revenue Generated by SPL Clients as a % of Core Revenue	53%	53%

Third Quarter 2025 Financial Results

Total revenue for the third quarter of 2025 was $6.8 million, compared to $8.2 million in the third quarter of 2024, representing a decrease of 16%.

Core business revenue (sales of instruments, PAs and consumables, assay services, and licenses to customers, excluding SPL Program-related revenue) for the third quarter of 2025 was $6.4 million, compared to $8.1 million in the third quarter of 2024, representing a decrease of 21%.

SPL Program-related revenue was $0.4 million in the third quarter of 2025, as compared to immaterial in the third quarter of 2024.

Gross profit for the third quarter of 2025 was $5.2 million (77% gross margin), compared to $6.2 million (76% gross margin) in the third quarter of 2024. Non-GAAP adjusted gross margin was 81% excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 85% in the third quarter of 2024.

Operating expenses for the third quarter of 2025 were $19.4 million, compared to operating expenses of $20.3 million in the third quarter of 2024.

Third quarter 2025 net loss was $12.4 million compared to net loss of $11.6 million for the same period in 2024. Adjusted EBITDA, a non-GAAP measure, was a loss of $10.0 million for the third quarter of 2025, compared to a loss of $13.0 million for the third quarter of 2024; stock-based compensation expense was $2.0 million in the third quarter of 2025 compared to $3.4 million in the third quarter of 2024.

2025 Guidance

MaxCyte reiterates 2025 revenue guidance for core business revenue and SPL Program-related revenue:

•	Core revenue is expected to be flat to a 10% decline compared to 2024, inclusive of revenue from SeQure Dx.
•

SPL Program-related revenue is expected to be approximately $5 million for the year. SPL-program related revenue guidance includes both expected revenue from pre-commercial milestone payments and commercial royalties/sales-based payments.

MaxCyte expects to end 2025 with $152 million to $155 million in total cash, cash equivalents and investments. Our revised guidance reflects near term cash utilization from the operational restructuring announced on September 22, 2025.

Webcast and Conference Call Details

MaxCyte will host a conference call today, November 12, 2025, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure DX™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. This press release also contains Adjusted EBITDA, which is a non-GAAP measure defined as earnings before interest, taxes, depreciation, amortization and one-time restructuring charges.  MaxCyte believes that EBITDA and Adjusted EBITDA provide useful information to management and investors relating to its results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA and Adjusted EBITDA provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory.  The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA and Adjusted EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements include, but are not limited to, statements about the Company’s preliminary results of operations, including fourth quarter and full year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions.  These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following:  our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 11, 2025, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under

“SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

Investor Relations

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Media Contact

Oak Street Communications

Kristen White

kristen@oakstreetcommunications.com

415.608.6060

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$12,973	$27,884
Short-term investments, at amortized cost	92,755	126,598
Accounts receivable, net	8,306	4,682
Inventory	7,611	8,914
Prepaid expenses and other current assets	3,000	3,606
Total current assets	124,645	171,684

Investments, non-current, at amortized cost	52,274	35,781
Property and equipment, net	18,620	19,707
Right-of-use asset - operating leases	11,135	10,766
Goodwill	3,554	—
Intangible assets, net	667	—
Other assets	2,581	1,532
Total assets	$213,476	$239,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,286	$1,358
Accrued expenses and other	8,306	8,302
Operating lease liability, current	1,314	864
Deferred revenue, current portion	5,196	5,251
Total current liabilities	16,102	15,775

Operating lease liability, net of current portion	16,847	17,170
Contingent consideration	25	—
Other liabilities	227	274
Total liabilities	33,201	33,219

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 106,644,343 and 105,711,093 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1,066	1,057
Additional paid-in capital	431,096	422,047
Accumulated deficit	(251,887)	(216,853)
Total stockholders’ equity	180,275	206,251
Total liabilities and stockholders’ equity	$213,476	$239,470

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$6,829	$8,164	$25,726	$29,934
Cost of goods sold	1,596	1,928	4,612	4,819
Gross profit	5,233	6,236	21,114	25,115

Operating expenses:
Research and development	5,316	5,316	17,488	17,613
Sales and marketing	3,936	6,207	15,420	20,188
General and administrative	6,028	7,745	22,634	22,487
Restructuring expense	3,058	—	3,058	—
Depreciation and amortization	1,044	1,021	3,185	3,123
Total operating expenses	19,382	20,289	61,785	63,411
Operating loss	(14,149)	(14,053)	(40,671)	(38,296)

Other income:
Interest income	1,733	2,496	5,637	7,838
Total other income	1,733	2,496	5,637	7,838
Net loss	$(12,416)	$(11,557)	$(35,034)	$(30,458)
Basic and diluted net loss per share	$(0.12)	$(0.11)	$(0.33)	$(0.29)
Weighted average shares outstanding, basic and diluted	106,613,075	105,109,603	106,324,792	104,614,679

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(35,034)	$(30,458)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,268	3,258
Lease right-of-use asset amortization	587	353
Net book value of consigned equipment sold	70	35
Loss on disposal of property and equipment	132	462
Stock-based compensation	8,507	9,949
Credit loss expense (recovery)	29	(130)
Change in excess/obsolete inventory reserve	525	834
Amortization of discounts on investments	(2,219)	(5,052)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(3,649)	1,348
Inventory	647	835
Prepaid expense and other current assets	744	(225)
Other assets	(924)	(732)
Accounts payable, accrued expenses and other	(3,338)	(1,420)
Operating lease liability	(939)	(424)
Deferred revenue	(80)	1,584
Other liabilities	(47)	(6)
Net cash used in operating activities	(31,721)	(19,789)

Cash flows from investing activities:
Purchases of investments	(98,031)	(118,339)
Maturities of investments	117,600	128,440
Purchases of property and equipment	(1,537)	(1,504)
Acquisition of business, net of cash acquired of $541	(1,773)	—
Net cash provided by investing activities	16,259	8,597

Cash flows from financing activities:
Proceeds from exercise of stock options	417	1,379
Proceeds from issuance of common stock under employee stock purchase plan	134	265
Net cash provided by financing activities	551	1,644
Net decrease in cash and cash equivalents	(14,911)	(9,548)
Cash and cash equivalents, beginning of period	27,884	46,506
Cash and cash equivalents, end of period	$12,973	$36,958

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(in thousands)
Net loss	$(12,416)	$(11,557)	$(35,034)	$(30,458)
Depreciation and amortization expense	1,072	1,066	3,268	3,258
Interest income	(1,733)	(2,496)	(5,637)	(7,838)
Income taxes	—	—	—	—
EBITDA	$(13,077)	$(12,987)	$(37,403)	$(35,038)
Restructuring expense	3,058	—	3,058	—
Adjusted EBITDA	$(10,019)	$(12,987)	$(34,345)	$(35,038)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted gross margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended September 30, 2025			Three months ended September 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$6,829	$(423)	$6,406	$8,164	$(24)	$8,140
Cost of Goods Sold	1,596	(360)	1,236	1,928	(697)	1,231
Gross Margin	5,233	(63)	5,170	6,236	673	6,909
Gross Margin %	77%		81%	76%		85%

	Nine months ended September 30, 2025			Nine months ended September 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$25,726	$(2,878)	$22,848	$29,934	$(6,032)	$23,902
Cost of Goods Sold	4,612	(525)	4,087	4,819	(834)	3,985
Gross Margin	21,114	(2,353)	18,761	25,115	(5,198)	19,917
Gross Margin %	82%		82%	84%		83%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.